Exhibit (a)(xv)

LEGG MASON CHARLES STREET TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Charles Street Trust, Inc., a Maryland Corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth, Section 6.1 of the charter of the Corporation and § 2-105(c) of the Maryland General Corporation Law, the Board of Directors has taken the following action, to be effective upon filing:

created and established a new share class of the Legg Mason Batterymarch U.S. Small-Capitalization Equity Portfolio series of the Corporation (“Batterymarch Portfolio”), to be known as “Legg Mason Batterymarch U.S. Small-Capitalization Equity Portfolio, Class IS”, and designated two hundred and fifty million (250,000,000) unissued shares of LM Value Institutional Portfolio, Financial Intermediary Class and two hundred and fifty million (250,000,000) unissued shares of LM Balanced Institutional Portfolio, Financial Intermediary Class that the Corporation is authorized to issue as shares of “Legg Mason Batterymarch U.S. Small-Capitalization Equity Portfolio, Class IS”; and

SECOND: Each Class A, Class C, Class FI, Class R, Class R1, Class I, and Class IS share of Batterymarch Portfolio shall represent investment in the same pool of assets as every other share of Batterymarch Portfolio and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Batterymarch Portfolio, except as provided in the charter and as set forth below:

(1) The net asset values of Class A, Class C, Class FI, Class R, Class R1, Class I, and Class IS shares shall be calculated separately. In calculating the net asset values,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to all classes of Batterymarch Portfolio, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch Portfolio, except as the SEC may otherwise require;

(2) Dividends and other distributions (if any) shall be paid on Class A, Class C, Class FI, Class R, Class R1, Class I, and Class IS shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Class FI, Class R, Class R1, Class I, and Class IS shares. In calculating the amount of any dividend or other distribution,

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(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to each class of Batterymarch Portfolio, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch Portfolio, except as the SEC may otherwise require;

(3) Each class of Batterymarch Portfolio shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine. On all other matters, all classes of Batterymarch Portfolio shall vote together, and every share of Batterymarch Portfolio, regardless of class, shall have an equal vote with every other share of Batterymarch Portfolio; and

(4) The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A, Class R, Class R1, Class I and Class IS shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A, Class R and Class R1, Class I and Class IS shares, respectively, as determined by the Board of Directors from time to time.

THIRD: (a) Immediately before filing these Articles Supplementary, the Corporation had authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars. These shares were classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
LM Value Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Special Investment Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch International Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch Emerging Markets Portfolio	150,000,000 Institutional Class Shares	$150,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Legg Mason Fund Adviser/Western Asset Balanced Portfolio	250,000,000 Institutional Class Shares	$250,000

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	250,000,000 Financial Intermediary Class Shares	$250,000
LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Balanced Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch US MidCapitalization Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Legg Mason Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Class I Shares	$500,000
	500,000,000 Class FI Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
	500,000,000 Class R1 Shares	$500,000
Legg Mason BW Global Opportunities Bond Fund	500,000,000 Class I Shares	$500,000
	500,000,000 Class FI Shares	$500,000
	500,000,000 Class IS Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
	100,000,000 Class R1 Shares	$100,000

(b) Immediately after filing these Articles Supplementary, the Corporation shall continue to have authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars. These shares are classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
LM Value Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
LM Special Investment Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

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Batterymarch International Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch Emerging Markets Portfolio	150,000,000 Institutional Class Shares	$150,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Legg Mason Fund Adviser/Western Asset Balanced Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Balanced Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
Batterymarch US MidCapitalization Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Legg Mason Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Class I Shares	$500,000
	500,000,000 Class FI Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
	500,000,000 Class R1 Shares	$500,000
	500,000,000 Class IS Shares	$500,000
Legg Mason BW Global Opportunities Bond Fund	500,000,000 Class I Shares	$500,000
	500,000,000 Class FI Shares	$500,000
	500,000,000 Class IS Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
	100,000,000 Class R1 Shares	$100,000

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has not been increased or decreased by the Board of Directors.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Assistant Secretary on February 22, 2012.

ATTEST:	LEGG MASON CHARLES STREET TRUST, INC.

/s/ Richard M. Wachterman	/s/ R. Jay Gerken
Richard M. Wachterman	R. Jay Gerken
Assistant Secretary	President

The undersigned President of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ R. Jay Gerken
R. Jay Gerken
President

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